                EXHIBIT 12.1 - STATEMENT RE: COMPUTATION OF RATIO
                          OF EARNINGS TO FIXED CHARGES
  AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DISTRIBUTIONS

          LIBERTY PROPERTY TRUST / LIBERTY PROPERTY LIMITED PARTNERSHIP
                   (AMOUNTS IN THOUSANDS EXCEPT RATIO AMOUNTS)


                                                                                         YEAR ENDED DECEMBER 31,
                                                 NINE MONTHS ENDED    ------------------------------------------------------------
                                                 SEPTEMBER 30, 2004     2003         2002         2001         2000         1999
                                                 ------------------   --------     --------     --------     --------     --------
Earnings before fixed charges:
Income before allocation of minority interest
and income from investments in unconsolidated
subsidiaries (1)                                       $123,820       $170,790     $170,386     $180,371     $177,339     $152,998
Add:  Interest expense                                   89,446        119,894      112,046      106,793      104,228       94,949
      Depreciation expense on cap'd interest              2,548          3,140        2,944        2,311        1,809        1,396
      Amortization of deferred
        financing costs                                   3,218          4,013        3,979        4,015        4,066        4,951
                                                       --------       --------     --------     --------     --------     --------
Earnings before fixed charges                          $219,032       $297,837     $289,355     $293,490     $287,442     $254,294
                                                       ========       ========     ========     ========     ========     ========

Fixed charges:
Interest expense                                       $ 89,446       $119,894     $112,046     $106,793     $104,228     $ 94,949
Amortization of deferred financing charges                3,218          4,013        3,979        4,015        4,066        4,951
Capitalized interest                                      9,693         10,947       16,498       22,347       17,784       15,288
                                                       --------       --------     --------     --------     --------     --------
Fixed charges                                           102,357        134,854      132,523      133,155      126,078      115,188
                                                       --------       --------     --------     --------     --------     --------

Preferred share distributions                                --             --        7,242       11,000       11,000       11,000
Preferred unit distributions                              9,168         12,416       11,619       10,612       10,070        3,783
                                                       --------       --------     --------     --------     --------     --------
Combined fixed charges                                 $111,525       $147,270     $151,384     $154,767     $147,148     $129,971
                                                       ========       ========     ========     ========     ========     ========
Ratio of earnings to fixed charges                         2.14           2.21         2.18         2.20         2.28         2.21
                                                       ========       ========     ========     ========     ========     ========
Ratio of earnings to combined fixed charges                1.96           2.02         1.91         1.90         1.95         1.96
                                                       ========       ========     ========     ========     ========     ========

(1) Amounts for the years ended December 31, 2003, 2002, 2001, 2000, and 1999 have been reclassified to present properties that have been sold during 2004 consistent with the presentation for the period ended September 30, 2004. As a result, operations have been reclassified to discontinued operations from continuing operations for all periods presented.

                EXHIBIT 12.1 - STATEMENT RE: COMPUTATION OF RATIO
                          OF EARNINGS TO FIXED CHARGES
                 AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES

          LIBERTY PROPERTY TRUST / LIBERTY PROPERTY LIMITED PARTNERSHIP
                   (AMOUNTS IN THOUSANDS EXCEPT RATIO AMOUNTS)


                                                                                          2004 SALES
                                                 Q4 SALES             ----------------------------------------------------------
                                              ------------------                       YEAR ENDED DECEMBER 31,
                                              NINE MONTHS ENDED       ----------------------------------------------------------
                                              SEPTEMBER 30, 2004        2003         2002        2001        2000         1999
                                              ------------------        ----         ----        ----        ----         ----
Earnings before fixed charges:
Income from continuing operations                   (1,439)                                    $(2,972)     $(2,278)     $(1,109)
Add:  Interest expense                                 710                                         877           575         237
      Depreciation expense on cap'd interest
      Amortization of deferred
        financing costs
                                                   -------              ----          ----     -------      -------      -------
Earnings before fixed charges                         (729)             $ --          $ --     $(2,095)     $(1,703)     $  (872)
                                                   =======              ====          ====     =======      =======      =======

Fixed charges:
Interest expense                                       710                --            --         877          575          237
Amortization of deferred financing charges              --
Capitalized interest
                                                   -------              ----          ----     -------      -------      -------
Fixed charges                                      $   710              $ --          $ --     $   877      $   575      $   237
                                                   =======              ====          ====     =======      =======      =======

Preferred share distributions                           --
Preferred unit distributions
                                                   -------              ----          ----     -------      -------      -------
Combined fixed charges                             $   710              $ --          $ --     $   877      $   575      $   237
                                                   =======              ====          ====     =======      =======      =======

      Discops for 2004 sales are already included in 2003 and 2002 amounts per the unadjusted schedule.

Certain amounts from prior periods have been restated to conform to current-period presentation.

                EXHIBIT 12.1 - STATEMENT RE: COMPUTATION OF RATIO
                          OF EARNINGS TO FIXED CHARGES

                 AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES

          LIBERTY PROPERTY TRUST / LIBERTY PROPERTY LIMITED PARTNERSHIP
                   (AMOUNTS IN THOUSANDS EXCEPT RATIO AMOUNTS)


                                                                                      YEAR ENDED DECEMBER 31,
                                               NINE MONTHS ENDED    ------------------------------------------------------------
                                              SEPTEMBER 30, 2004      2003         2002         2001         2000         1999
                                              ------------------    --------     --------     --------     --------     --------
Earnings before fixed charges:
Income from continuing operations                  125,259           170,790      170,386      183,343      179,617      154,107
Add:  Interest expense                              88,736           119,894      112,046      105,916      103,653       94,712
      Depreciation expense on cap'd interest         2,548             3,140        2,944        2,311        1,809        1,396
      Amortization of deferred
        financing costs                              3,218             4,013        3,979        4,015        4,066        4,951
                                                  --------          --------     --------     --------     --------     --------
Earnings before fixed charges                      219,761          $297,837     $289,355     $295,585     $289,145     $255,166
                                                  ========          ========     ========     ========     ========     ========

Fixed charges:
Interest expense                                    88,736           119,894      112,046      105,916      103,653       94,712
Amortization of deferred financing charges           3,218             4,013        3,979        4,015        4,066        4,951
Capitalized interest                                 9,693            10,947       16,498       22,347       17,784       15,288
                                                  --------          --------     --------     --------     --------     --------
Fixed charges                                     $101,647          $134,854     $132,523     $132,278     $125,503     $114,951
                                                  --------          --------     --------     --------     --------     --------
Preferred share distributions                           --                --        7,242       11,000       11,000       11,000
Preferred unit distributions                         9,168            12,416       11,619       10,612       10,070        3,783
                                                  --------          --------     --------     --------     --------     --------
Combined fixed charges                            $110,815          $147,270     $151,384     $153,890     $146,573     $129,734
                                                  ========          ========     ========     ========     ========     ========
Ratio of earnings to fixed charges                    2.16              2.21         2.18         2.23         2.30         2.22
                                                  ========          ========     ========     ========     ========     ========
Ratio of earnings to combined fixed charges           1.98              2.02         1.91         1.92         1.97         1.97
                                                  ========          ========     ========     ========     ========     ========


Certain amounts from prior periods have been restated to conform to current-period presentation.


LPLP financial statememnts
 income from continuing operations
before all minority interest

remove equity in earnings of unconsol subs

add distributions from equity investees from scf



                                                          per 12/31/04 10 K            per 12/03 10K Exhibit 12.1
                                                        ---------------------       ---------------------------------
Income from continuing ops                124,365       168,716       169,406       183,343      179,617      154,107
addback: Minority interest                   (461)          673         1,235            --           --
SCF Distributions from unconsol jv's          682         3,145            --            --           --
Earnings in unconsol jv's                     673        (1,744)         (255)           --           --
                                          -------       -------       -------       -------      -------      -------
                                          125,259       170,790       170,386       183,343      179,617      154,107
                                          =======       =======       =======       =======      =======      =======